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                                  EXHIBIT 23.2




KPMG LLP
Suite 600
701 West Eight Avenue
Anchorage, AK  99501



            Consent of Independent Registered Public Accounting Firm
            --------------------------------------------------------



The Board of Directors
Northrim BanCorp, Inc.:

We consent to the use of our report included (incorporated by reference) herein.


/s/ KPMG LLP

Anchorage, Alaska
November 29, 2004